UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 21, 2026

BRAEMAR HOTELS & RESORTS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway
Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2026, the Board of Directors (the “Board”) of Braemar Hotels & Resorts Inc. (the “Company”) appointed Mr. Eric Batis to the Board to serve until the next annual meeting of stockholders of the Company and until his successor is duly elected and qualified. At the time of his appointment to the Board, Mr. Batis was not appointed to any committee.

Mr. Batis serves as the Chief Operating Officer of Ashford Inc. (“Ashford”). In this role, Mr. Batis oversees the company’s day-to-day operational execution across the organization. He is responsible for driving operational performance, refining acquisition strategies, and strengthening oversight to support sustained growth across the Ashford Group of Companies. Prior to this position, Mr. Batis served as Executive Vice President of Operations for Ashford since October 2022. In that capacity, he oversaw operations for both Ashford’s asset management advisory business and its hospitality products and services business. Previously, as Senior Vice President of Portfolio Management of Ashford, he led the acquisition and investment process for several key assets and businesses, including OpenKey, J&S Audio Visual (now INSPIRE), Lismore Capital, Kalibri Labs, PURE Rooms, and RED Hospitality and Leisure. Mr. Batis also held roles in Ashford’s Asset Management department, managing portfolios of hotels for Ashford, Ashford Hospitality Trust (AHT), and the Company, and earlier led Ashford’s Capital Management group, directing renovation and repositioning initiatives for hotels. Before joining Ashford Inc. in 2013, Mr. Batis was a Vice President at investment bank Houlihan Lokey, where he led real estate valuation efforts, and assisted clients with mergers and acquisitions and finances. Prior to Houlihan Lokey, he worked for Integra Realty Resources in Chicago, valuing commercial properties across the Midwest. Mr. Batis holds a Bachelor of Arts degree in Political Science from Northwestern University.

No additional compensation will be paid to Mr. Batis in connection with the performance of his additional duties as a member of the Board. Mr. Batis has no direct or indirect material interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, nor have any such transactions been proposed. There are no arrangements or understandings between Mr. Batis and any other person pursuant to which he was selected to serve as director.

Also on May 21, 2026, each of Stefani Danielle Carter and Rebecca Musser notified the Company of their resignation from the Board effective as of that date. Neither Ms. Carter’s nor Ms. Musser’s resignation was the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

Dated: May 28, 2026	By:	/s/ Jim Plohg
Jim Plohg
Executive Vice President, General Counsel & Secretary